                                                                      Exhibit 11

                       AMC ENTERTAINMENT INC. AND SUBSIDIARIES
                STATEMENTS REGARDING COMPUTATION OF PER SHARE EARNINGS
       YEARS (52) WEEKS ENDED MARCH 28, 1996, MARCH 30, 1995 AND MARCH 31, 1994
                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                          1996                1995               1994
---------------------------------------------------------------------------------------------------------
PRIMARY EARNINGS PER SHARE:
Net earnings before extraordinary item                $  27,371           $  33,978           $  15,312
Extraordinary item                                      (19,350)                  -                   -
                                                       --------            --------            --------

Net earnings                                              8,021              33,978              15,312
Preferred dividends                                      (7,000)             (7,000)               (538)
                                                       --------            --------            --------

Net earnings for common shares                        $   1,021           $  26,978           $  14,774
                                                       --------            --------            --------
                                                       --------            --------            --------

Average shares for primary earnings per share:
  Weighted average number of shares outstanding          16,513              16,456              16,365
  Stock options and other dilutive items                    282                 137                 156
                                                       --------            --------            --------

  Total shares outstanding                               16,795              16,593              16,521
                                                       --------            --------            --------
                                                       --------            --------            --------

Primary earnings per share before extraordinary item  $    1.21           $    1.63           $    0.89
                                                       --------            --------            --------
                                                       --------            --------            --------

Primary earnings per share                            $     .06           $    1.63           $    0.89
                                                       --------            --------            --------
                                                       --------            --------            --------

FULLY DILUTED EARNINGS PER SHARE:

Net earnings before extraordinary item                $  27,371           $  33,978           $  15,312
Extraordinary item                                      (19,350)                  -                   -
                                                       --------            --------            --------

Net earnings                                              8,021              33,978              15,312
Preferred dividends                                      (7,000)                n/a                (538)
                                                       --------            --------            --------

Net earnings for common shares                        $   1,021           $  33,978           $  14,774
                                                       --------            --------            --------
                                                       --------            --------            --------

  Weighted average number of shares outstanding          16,513              16,456              16,365
  Stock options and other dilutive items                    518                 157                 185
  Shares issuable upon conversion of preferred stock        n/a               6,896                 n/a
                                                       --------            --------            --------

  Total shares outstanding                               17,031              23,509              16,550
                                                       --------            --------            --------
                                                       --------            --------            --------

Fully diluted earnings per share
 before extraordinary item                            $    1.20  (1)      $    1.45  (2)      $    0.89  (1)
                                                       --------            --------            --------
                                                       --------            --------            --------

Fully diluted earnings per share                      $    0.06  (1)      $    1.45  (2)      $    0.89  (1)
                                                       --------            --------            --------
                                                       --------            --------            --------

(1) Fully diluted earnings per share for 1996 and 1994 excludes conversion of preferred stock.
(2) Fully diluted earnings per share for 1995 includes conversion of preferred stock.

                     AMC ENTERTAINMENT INC. AND SUBSIDIARIES
             STATEMENTS REGARDING COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                            (Unaudited)
                                                            Thirty-nine
                                                            Weeks Ended
                                                      December 26,  December 28,
                                                          1996           1995
                                                          ----           ----

PRIMARY EARNINGS PER SHARE

Net earnings before extraordinary item                   $ 10,811    $ 20,348
Extraordinary item                                              -     (19,350)
                                                         --------    --------

Net earnings                                               10,811         998
Preferred dividends                                        (4,454)     (5,250)
                                                         --------    --------

Net earnings (loss) for common shares                    $  6,357    $ (4,252)
                                                         --------    --------
                                                         --------    --------
Average shares for primary earnings per share:
  Weighted average number of shares outstanding            17,410      16,509
  Stock options whose effect is dilutive                      249         286
                                                         --------    --------
  Total shares outstanding                                 17,659      16,795
                                                         --------    --------
                                                         --------    --------
Primary earnings per share before extraordinary item     $    .36    $    .90
                                                         --------    --------
                                                         --------    --------
Primary earnings (loss) per share                        $    .36    $   (.25)
                                                         --------    --------
                                                         --------    --------

FULLY DILUTED EARNINGS PER SHARE

Net earnings before extraordinary item                   $ 10,811    $ 20,348
Extraordinary item                                              -     (19,350)
                                                         --------    --------

Net earnings                                               10,811         998
Preferred dividends                                        (4,454)     (5,250)
                                                         --------     -------

Net earnings (loss) for common shares                    $  6,357    $ (4,252)
                                                         --------    --------
Average shares for fully diluted earnings per share:
  Weighted average number of shares outstanding            17,410      16,509
  Stock options and awards whose effect is dilutive           451         413
  Shares issuable upon conversion of preferred stock          N/A         N/A
                                                         --------    --------

  Total shares outstanding                                 17,861      16,922
                                                         --------    --------
                                                         --------    --------
Fully diluted earnings per share before
  extraordinary item                                     $    .36(1) $    .89(1)
                                                         --------    --------
                                                         --------    --------

Fully diluted earnings (loss) per share                  $    .36(1)    (.25)(1)
                                                         --------    --------
                                                         --------    --------

(1) Shares from conversion of preferred stock are excluded from the fully diluted earnings per share calculation because they are anti-dilutive.